                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-12


INSTEEL INDUSTRIES, INC.
- --------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)


- --------------------------------------------------------------------------------
(Name of person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of class of securities to which transaction applies:  _____
         (2)   Aggregate number of securities to which transaction applies:_____
         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11:_____
         (4)   Proposed maximum aggregate value of transaction:_____
         (5)   Total fee paid: _________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid: _____
         (2)   Form, Schedule or Registration Statement No.:_____
         (3)   Filing Party:_____
         (4)   Date Filed:_____

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030


                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 19, 2002

                               ------------------



To the Shareholders of Insteel Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Insteel Industries, Inc., will be held on Tuesday, February 19, 2002, at 10:00 A.M. local time, at Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina 27030, for the following purposes:

1. To elect three directors of the Company for three-year terms as set forth in the accompanying Proxy Statement.

2. To transact such other business, if any, as may properly be brought before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on December 17, 2001 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.


                                           By Order of the Board of Directors



                                           Gary D. Kniskern
                                           Secretary



Mount Airy, North Carolina
January 16, 2002


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY, SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED AN EXECUTED PROXY CARD.

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030

                             ----------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 19, 2002


         This Proxy Statement and accompanying Proxy are first being sent to shareholders on or about January 16, 2002, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Insteel Industries, Inc. ("Insteel" or the "Company"), to be held on Tuesday, February 19, 2002, at 10:00 A.M. local time, at Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina 27030, and at any adjournment thereof.


                                     GENERAL

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, copies of solicitation material will be furnished to, and arrangements will be made with, brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in so doing. In addition to the original solicitation of proxies by mail, the Company's directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and in person.

         The Board of Directors has fixed December 17, 2001 as the record date for the determination of shareholders of the Company's common stock (no par value) (the "Common Stock") who are entitled to notice of and to vote at the Annual Meeting. On December 17, 2001, there were 8,460,187 outstanding shares of Common Stock of the Company, each entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date constitutes a quorum for purposes of conducting business at the Annual Meeting and any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof. Abstentions and shares which are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of quorum.

           Directors are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. Shares which abstain from voting in the election of directors, and shares held in "street name" by brokers or nominees who do not indicate a vote on their proxies because they do not have discretionary authority to vote such shares and have not received instructions as to how to vote in the election of directors ("broker non-votes"), will not be counted as votes in favor of any nominee for director, and will also not be counted as votes cast or shares voting on the election of any particular nominee. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors.

         Prior to its exercise, any shareholder submitting the accompanying Proxy has the right to revoke it by submitting a later dated proxy or by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy may also be revoked if the person giving the Proxy attends the meeting and votes in person. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made, but the Proxy is properly signed, the shares represented thereby will be voted IN FAVOR of electing the three nominees for director named herein.

         Management is not aware that any matters, other than the matters specified above, will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment.


                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be not less than nine nor more than fifteen. The Board of Directors has fixed the number of directors at nine. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

         The Board of Directors has nominated each of the persons named below to serve a three-year term expiring at the 2005 Annual Meeting of Shareholders or until their successors are elected and qualify. All of the nominees presently serve as directors of the Company. The remaining six directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board of Directors may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

         Certain biographical and other information concerning the nominees for director of the Company and the continuing directors is set forth below:

NOMINEES TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2005:

         W. Allen Rogers, II, 55, has been a director of the Company since 1986, except for a brief period during 1997 and 1998. Mr. Rogers is the President of Rogers & Company, Inc., an investment banking firm organized in 1998 which specializes in mergers and acquisitions. Previously, he served as Managing Director of KPMG BayMark Capital LLC, an investment banking firm, from 1995 until 1997 and of KPMG Peat Marwick LLP from 1997 until 1998. Mr. Rogers served as Senior Vice President/Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm's board of directors from 1990 to 1995. Mr. Rogers serves on the Executive Compensation Committee of the Company's Board of Directors.

         Gary L. Pechota, 52, has been a director of the Company's Board of Directors since 1998. Mr. Pechota is the CEO and Chairman of the Board of Giant Cement Holding, Inc. since its inception in 1994. He has also served as CEO of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., since 1993, and as CEO of Keystone Cement Company since 1992. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992. Mr. Pechota serves on the Audit Committee of the Company's Board of Directors.

         William J. Shields, 69, has been a director of the Company's Board of Directors since 1998. Mr. Shields served as Chairman and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company, from 1995 to 1997. Mr. Shields has been retired since 1997. Mr. Shields also served as President and CEO of Co-Steel, Inc. from 1987 until 1995. Mr. Shields serves on the Executive Compensation Committee of the Company's Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2004:

         Howard O. Woltz, Jr., 76, father of H.O. Woltz III, has been Chairman of the Board of Directors since 1958 and has been employed by the Company and its predecessors in various capacities for more than 46 years. He had been President from 1958 to 1968 and from 1974 to 1989. Mr. Woltz also served as a Vice President , General Counsel and a director of Quality Mills, Inc., a publicly-held manufacturer of knit apparel and fabrics for more than 35 years until its acquisition in 1988 by Russell Corporation. Mr. Woltz serves on the Executive Committee of the Company's Board of Directors.

         C. Richard Vaughn, 62, a director of the Company since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn served as Vice President of John S. Clark from 1967-1970 and President from 1970-1988 and has served as Chairman of the Board and CEO from 1988 to the present. He also is Chairman of Riverside Building Supply, Inc. Mr. Vaughn serves on the Executive Committee and as Chairman of the Executive Compensation Committee of the Company's Board of Directors.

         Louis E. Hannen, 63, a director of the Company since 1995, served in various capacities with Wheat, First Securities, Inc., from 1975 until his retirement as Senior Vice President in 1993. Mr. Hannen has been retired since 1993. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company (1965-1970) and Legg Mason Wood Walker, Inc. (1970-1975) before joining Wheat, First Securities. Mr. Hannen serves as Chairman of the Audit Committee of the Company's Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2003:

         H. O. Woltz III, 45, a son of Howard O. Woltz, Jr., was elected Chief Executive Officer in 1991 and has been employed by the Company and its subsidiaries in various capacities for more than 23 years. He was named President and Chief Operating Officer in 1989. He had been Vice President of the Company since 1988 and, previously, President of Rappahannock Wire Company, formerly a subsidiary of the Company, since 1981. Mr. Woltz has been a director of the Company since 1986 and also serves as President of Insteel Wire Products Company and Florida Wire and Cable, Inc. Mr. Woltz serves on the Executive Committee of the Company's Board of Directors.

         Frances H. Johnson, 81, has been a director of the Company since 1982. She and members of her family have been investors in the Company and its predecessors and have served as directors since 1958. She and members of her family own and manage Johnson Concrete Company, (a manufacturer of concrete block and pipe), of which she is President; Carolina Stalite Company (a manufacturer of expanded slate), of which she is managing partner; and B.V. Hedrick Gravel & Sand Co. (a producer of gravel, sand and crushed stone), of which she is a director.

         Charles B. Newsome, 64, has been a director of the Company since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and General Manager of Carolina Stalite Company, with which he has been affiliated for more than 20 years. Mr. Newsome serves on the Audit Committee of the Company's Board of Directors.

         SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information, as of December 17, 2001, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the other named executive officers included in the "Summary Compensation Table," and
(iv) all directors and executive officers of the Company, as a group. Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder.

                                                        AMOUNT AND NATURE OF
                                                        BENEFICIAL OWNERSHIP
                                                       ----------------------
                                                       NUMBER OF   PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES      CLASS
       ------------------------------------              ------      -----

5% SHAREHOLDERS
   Franklin Advisory Services, Inc. (1)(2).....         810,000       9.0%
   Johnson Concrete Company (3)................         620,263       6.9%
   Artisan Partners L. P. (1)(4)...............         588,517       6.7%
   Dimensional Fund Advisors (1)(5)............         544,661       6.1%
DIRECTORS (6)
   Howard O. Woltz, Jr. (7)....................         843,589       9.9%
   H. O. Woltz III  ...........................         409,503       4.8%
   C. Richard Vaughn ..........................         130,122       1.5%
   Frances H. Johnson (8)  ....................          68,892        *
   Charles B. Newsome  ........................          51,897        *
   Louis E. Hannen  ...........................          47,377        *
   Gary L. Pechota  ...........................          23,010        *
   W. Allen Rogers, II  .......................          22,015        *
   William J. Shields .........................          11,010        *
OTHER NAMED EXECUTIVE OFFICERS (6)
   Michael C. Gazmarian........................         108,603       1.3%
   Gary D. Kniskern............................          81,905        *
   All directors and executive officers,
     as a group (11 persons)(9)................       2,418,186      26.9%
- -----------------
* Less than 1%.

(1) Beneficial ownership information obtained from Thomson Financial Stock Alert as of December 7, 2001.

(2) The address of Franklin Advisory is 777 Mariners Island Boulevard, San Mateo, CA 94403-7777.

(3) Excludes 68,892 shares owned or which are obtainable within 60 days of December 17, 2001 upon the exercise of stock options by Mrs. Frances H. Johnson. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company's Common Stock owned of record by such company. The 689,155 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 8.1% of the outstanding common stock. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. The address of Johnson Concrete Company is P. O. Box 1037, Salisbury, NC 28144.

(4) The address of Artisan Partners L.P. is 1000 North Water Street #1770, Milwaukee, WI 53202.

(5)      The address of Dimensional is 1299 Ocean Avenue Santa Monica, CA 90401.

(6) Ownership reflects shares obtainable within 60 days of December 17, 2001, upon the exercise of stock options as follows: Mr. Woltz, Jr., 87,825 shares; Mr. Woltz III, 135,046 shares; Mr. Vaughn, 14,000 shares; Mrs. Johnson, 14,000 shares; Mr. Newsome, 14,000 shares; Mr. Hannen, 33,965 shares; Mr. Pechota, 8,000 shares; Mr. Rogers,14,000 shares; Mr. Shields, 8,000 shares; Mr. Gazmarian, 100,835 shares; and Mr. Kniskern, 71,118 shares. The numbers shown also include shares allocated to participants in the Company's Retirement Savings Plan under its matching provisions as follows: Mr. Woltz III, 4,019 shares; Mr. Woltz, Jr., 140 shares; and Mr. Kniskern, 1,381 shares.

(7) The shares shown as being beneficially owned by Howard O. Woltz, Jr., include 72,919 shares (less than

         1%) held by a trust, for the benefit of Mr. Woltz, of which Mr. Woltz and a bank are trustees. The trustees share voting and investment power with respect to such shares. Includes 110,308 shares owned by the wife of Howard O. Woltz, Jr., beneficial ownership of which is disclaimed.

(8) Excludes 620,263 shares held of record by Johnson Concrete Company. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company's Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. Johnson Concrete Company disclaims beneficial ownership of the 68,892 shares held in the name of Mrs. Johnson. The 689,155 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 8.1% of the outstanding common stock.

(9)      Includes 620,263 shares owned by Johnson Concrete Company.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than ten percent owners and officers to report their beneficial ownership of the Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC and the Company is required to report in its proxy statement any failure to file by the established dates during the last fiscal year. To the Company's knowledge, all of these filing requirements were satisfied by the Company's directors and officers during the last fiscal year. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports that have been filed with the SEC.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below provides information regarding the compensation paid by the Company to the named executive officers for services of such person in all capacities during the fiscal years ended September 29, 2001, September 30, 2000 and October 2, 1999.

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                           ANNUAL COMPENSATION               AWARDS
                                                           -------------------               ------
                                                                                           SECURITIES         ALL OTHER
                                                                                           UNDERLYING        COMPENSATION
NAME AND PRINCIPAL POSITION            FISCAL YEAR     SALARY ($)     BONUS ($)(1)         OPTIONS (#)          ($)(2)
- ---------------------------            -----------     ----------     ------------         -----------       ------------
Howard O. Woltz, Jr.                       2001         161,740             -                38,146             3,091
Chairman of the Board                      2000         161,740             -                25,059             2,505
                                           1999         161,740          143,592             21,125             4,068

H. O. Woltz III                            2001         320,000             -                75,471             5,544
President and Chief                        2000         313,679             -                48,490             4,262
Executive Officer                          1999         282,223          250,631             35,067             4,302

Michael C. Gazmarian                       2001         190,000             -                44,811             4,975
Chief Financial Officer and                2000         179,792             -                27,677             3,518
Treasurer                                  1999         166,422          134,431             18,907             4,044

Gary D. Kniskern                           2001         135,000             -                31,839             3,928
Vice President-Administration              2000         132,141             -                20,423             3,124
and Secretary                              1999         125,525          110,901             16,172             3,734

- ----------------------

(1) Bonus includes total amount earned based on performance for the fiscal year indicated. Under the terms of the Return on Capital Incentive Compensation Plan, additional amounts may be distributed in the future, depending on the financial performance of the Company in subsequent years. See "Executive Compensation Committee Report."

(2) Represents the current dollar value of the benefit to the named executive officers of the remainder of the premiums paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan. During the fiscal years 2001, 2000, and 1999 respectively, the amounts were as follows: Mr. Woltz, Jr., $3,091; $2,505 and $4,068; Mr. Woltz III, $252, $239 and $301; Mr. Kniskern, $553, $513 and $625; and Mr.
         Gazmarian, $225, $212 and $270. Also includes the amount of company matching funds paid into the Company's Retirement Savings Plan on behalf of the named executive officers. During the fiscal years 2001, 2000 and 1999, respectively, these amounts were as follows: Mr. Woltz III, $5,292, $4,023 and $4,001; Mr. Kniskern, $3,375; $2,611 and
         $3,109; and Mr. Gazmarian, $4,750, $3,306 and $3,774.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The table below provides information regarding stock options which have been granted on a semi-annual basis to the named executive officers of the Company during fiscal 2001:

                                                      INDIVIDUAL GRANTS
                                -------------------------------------------------------------
                                                  PERCENT OF
                                 NUMBER OF       TOTAL OPTIONS                                      POTENTIAL REALIZED
                                SECURITIES        GRANTED TO       EXERCISE                          VALUE AT ASSUMED
                                UNDERLYING       EMPLOYEES IN       OR BASE                       ANNUAL RATES OF STOCK
                                  OPTIONS           FISCAL         PRICE PER       EXPIRATION     PRICE APPRECIATION FOR
NAME                            GRANTED (1)        YEAR (%)        SHARE ($)          DATE          OPTION TERM (2)($)
- ----                            -----------        --------        ---------          ----          ------------------
                                                                                                      5%          10%
                                                                                                      --          ---
Howard O. Woltz, Jr.              38,146             11.4             2.12          02/15/11        50,858     128,885

H. O. Woltz III                   75,471             22.5             2.12          02/16/11       100,622        254,996

Gary D. Kniskern                  31,839             9.5              2.12          02/16/11        42,450        107,575

Michael C. Gazmarian              44,811             13.4             2.12          02/16/11        59,744        151,404
- --------------------------

(1) Options are granted at fair market value and become exercisable in five equal annual installments beginning on the date of grant.

(2) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The table below provides information regarding stock options exercised during fiscal 2001 and the value of options outstanding at September 29, 2001 for all executive officers of the Company:

                               SHARES
                              ACQUIRED       VALUE           NUMBER OF SECURITIES
                                 ON         REALIZED        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
NAME                          EXERCISE         ($)        OPTIONS AT FISCAL YEAR-END        OPTIONS AT FISCAL YEAR-END (1)
- ----------------------------------------------------------------------------------------------------------------------------
                                                         EXERCISABLE     UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                                                         -----------     -------------       -----------       -------------
Howard O. Woltz, Jr.              -             -           80,919           59,930              $0                 $0
H. O. Woltz III                   -             -          123,902          112,496               0                  0
Gary D. Kniskern                  -             -           65,867           48,641               0                  0
Michael C. Gazmarian              -             -           94,797           64,945               0                  0
- ---------------

(1) The dollar value is calculated by determining the difference between the fair market value per share of the Common Stock on September 28, 2001 and the option price per share.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT
OVERVIEW

         The Executive Compensation Committee (the "Committee") of the Board of Directors consists of three directors who are not employed by the Company. The Committee regularly reviews and determines the base compensation of the Company's executive officers and administers the stock option plan and incentive compensation plans of the Company. The Company's executive compensation program consists of three principal components: (1) base salaries; (2) annual performance-based compensation as determined through the Company's Return on Capital Incentive Compensation Plan ("Incentive Compensation Plan"); and (3) long-term incentives provided through the Company's 1994 Employee Stock Option Plan. The Company's Board of Directors believes that the executive compensation program should be closely correlated with the financial performance of the Company. The Company believes that its policy with respect to base salaries, in combination with its Incentive Compensation Plan and its 1994 Employee Stock Option Plan, fulfill this performance-based compensation objective. As a result of the condition of the Company's markets and the Company's recent financial performance, the Committee has reviewed the Company's compensation plans and objectives. A combination of interim and permanent changes in the Company's compensation plans are envisioned to assure that compensation is aligned with the Company's financial performance.

BASE SALARIES

         The Committee annually reviews various comparative compensation data including proxy statements of other public companies to establish base salaries for the officers of the Company. The Company's policy is to set base salaries near the median level of compensation for similar positions in similar industries. The Committee believes that this policy enables the Company to recruit new members of management as necessary and retain existing management personnel. In view of the recent financial performance of the Company, the Committee did not change the compensation of the officers in fiscal 2001. The following base salaries have been in effect since February 2000, and are currently expected to remain in effect for 2002, for the officers of the
Company: Howard O. Woltz, Jr., Chairman of the Board of Directors, $161,740; H.
O. Woltz III, President and CEO, $320,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $190,000; and Gary D. Kniskern, Vice President - Administration and Secretary, $135,000.

ANNUAL PERFORMANCE-BASED COMPENSATION

         In 1995 the Company adopted its Return on Capital Incentive Compensation Plan (the "Plan"). Incentive compensation was earned in prior years under the terms of the Plan based primarily on improvements in the Company's average return on capital after giving effect to the Company's cost of capital. In fiscal 2000 the

Committee determined that the Plan should be evaluated and updated with respect to certain parameters and drivers of the Plan. The Company retained an outside consultant to review the plan and to recommend changes that were appropriate. Following the initial phase of the engagement, which occurred early in fiscal 2001, it became apparent that significant costs would be incurred by the Company to complete the recalibration of the Plan. In view of deteriorating business conditions and the Company's weak financial performance, the Committee deferred the update of the plan and terminated the consulting engagement following its initial phase. Subsequently, the Committee determined that the Plan should be terminated while the Company evaluates alternative structures for the Plan. The termination was effective September 29, 2001. The Committee plans to develop an interim incentive compensation plan that would replace the Plan for fiscal year 2002.

         The officers of the Company earned no incentive compensation in 2001 under the terms of the Plan. In fiscal year 1999 and 2000, the officers, and certain non-officer participants in the Plan, earned incentive compensation in excess of the amount paid to participants. Pursuant to the terms of the Plan, these excess amounts were banked for future distribution. With respect to the officers of the Company, the terms of the Plan would have resulted in these amounts being paid in fiscal 2000 and in later years. The Company did not make payments to officers in 2000 or in 2001. With respect to non-officer participants in the Plan, these amounts were paid in 2000 and were not paid for 2001.

         The incentive compensation previously earned by participants in the Plan is an obligation of the Company that has been properly reflected in its financial statements. In view of the termination of the Plan, the Committee plans to formulate an equitable method to distribute the incentive compensation balances that were previously earned by participants in the Plan, including the officers of the Company. As of September 29, 2001 the incentive compensation earned by the officers of the Company, but not yet paid by the Company, was as follows: Howard O. Woltz Jr., Chairman of the Board of Directors, $147,679; H.
O. Woltz III, President and Chief Executive Officer, $262,001; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $142,088; and Gary D. Kniskern, Vice President Administration and Secretary, $115,033.

LONG-TERM INCENTIVE COMPENSATION (STOCK OPTIONS)

         As amended, the Company's 1994 Employee Stock Option Plan authorizes the issuance of up to 1,500,000 shares of Common Stock that have been reserved for the benefit of key management employees of the Company upon the exercise of options granted under the plan. Options to purchase 331,171 shares of Common Stock were granted during fiscal 2001. As of December 31, 2001 , options to purchase an aggregate of 1,072,207 shares were outstanding at an average exercise price of $5.32 per share. The shares issuable under the plan have been registered with the United States. Securities and Exchange Commission (the "SEC").

         For fiscal 2001, the Committee approved the granting of stock options to executive officers equal to one-half such number of shares as may be obtained by dividing each officer's annual salary by the fair market value of the Common Stock on the date of grant. Historically half of a participant's stock options have been granted in February and half in August. In view of the Company's financial performance and the low price of its stock, no options were granted in August 2001. The Compensation Committee is reviewing the future administration of the Incentive Stock Option Plan. Options are granted at an option price equal to fair market value on the date of grant and vest in installments over five years. During 2001, executive officers were granted options as follows: Howard
O. Woltz, Jr., 38,146 shares at a per share price of $2.12; H. O. Woltz, III, 75,471 shares at a per share price of $2.12; Michael C. Gazmarian, 44,811 shares at a per share price of $2.12; and Gary D. Kniskern, 31,839 shares at a per share price of $2.12. These stock option grants are also reflected in the Option Grants table, above.

2001 CEO COMPENSATION

         During fiscal 2001, the Chief Executive Officer, H. O. Woltz, III, was paid $320,000. See "Base Salaries."

         In fiscal 2000, Mr. Woltz received a distribution under the Return on Capital Incentive Compensation Plan of $250,631 which was a portion of the incentive compensation that was earned in fiscal 1999. The balance of the incentive compensation earned in 1999 was banked for future distribution pursuant to the terms of the Plan. These banked amounts have been reflected as expenses in the Company's financial statements. Notwithstanding the terms of the Plan, no distribution of the earned banked balance was made to Mr. Woltz, or to any other executive officer of the company, in fiscal 2000 or fiscal 2001. The amounts have been deferred for payment in the future pursuant to a plan to be adopted by the Committee. See "Annual Performance-Based Compensation."

         Mr. Woltz received a stock option grant for 75,471 shares of the Company's Common Stock during fiscal 2001 under the 1994 Employee Stock Option Plan. In recent years, options were granted under the Company's policy of awarding annual grants of shares to executive officers with a value equal to such officer's annual base salary. Historically one half of such options were granted in February and one half were granted in August. During fiscal 2001, however, the August grant was deferred due to the Company's financial performance and the low price of its stock. (See "Long Term Incentive Compensation (Stock Options)" above.) Such options are granted at an option price equal to the fair market value on the date of grant. See "Long-Term Incentive Compensation (Stock Options)"above.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTIBLE LIMIT

         Section 162(m) of the Internal Revenue Code (the "Code") generally limits amounts that can be deducted for compensation paid to certain executives to $1,000,000 unless certain requirements are met. No executive officer receives compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible at present. The Committee will continue to monitor the applicability of Section 162(m) to the Company's compensation program.

         The Committee believes that the foregoing combination of base salaries, annual performance-based compensation and long-term incentive compensation have helped develop a senior management group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.


                                             EXECUTIVE COMPENSATION COMMITTEE
                                             C. Richard Vaughn (Chairman)
                                             W. Allen Rogers, II
                                             William J. Shields

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         C. Richard Vaughn, a member of the Executive Compensation Committee, is Chairman of the Board of Directors of John S. Clark Company, Inc. ("Clark"), a general building contractor located in Mount Airy, North Carolina. During the last fiscal year, the Company made certain payments to Clark for miscellaneous consulting and construction projects entered into in the normal course of business. The aggregate amount of such payments to Clark was $219,062. The Company believes that the terms of all transactions with Clark were no less favorable to the Company than transactions with unaffiliated entities.


                           REMUNERATION OF DIRECTORS

ANNUAL RETAINER AWARDS AND MEETING FEES

         Each of the Company's non-employee directors receives an annual retainer award plus reimbursement of expenses incurred as a director under a proposal adopted at the 1998 Annual Meeting of Shareholders. The amount of the annual retainer award for each year is determined by the Board of Directors before the start of the retainer year. The retainer year begins on the date of the Annual Meeting of Shareholders at which directors are elected and ends on the date of the next Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in shares of Common Stock of the Company, or a combination of cash and Common Stock, as determined by the Board of Directors. The designated cash portion of the retainer will be paid in equal quarterly installments and the designated stock portion of the retainer will be paid at the annual meeting of the Board of Directors following the Annual Meeting of Shareholders at which directors are elected. The annual retainer award paid for 2001 to each non-employee director was $18,000, all of which was paid in cash. Non-employee members of the Audit and Executive Compensation Committees receive a fee of $500 for each in-person meeting and a fee of $150 for each telephonic meeting of the respective committee. Non-employee directors are eligible to receive stock options under the 1994 Director Stock Option Plan (discussed below).

DIRECTOR STOCK OPTION PLANS

         The Company's 1994 Director Stock Option Plan permits the issuance of up to 200,000 shares of Common Stock pursuant to the grant of stock options to non-employee directors of the Company. The plan provides that, following the close of business of the Company on the date of each Annual Meeting of Shareholders, each non-employee director will receive an option to purchase 2,000 shares of the Company's Common Stock exercisable at the fair market value of the Common Stock on the date of grant. These options vest in full at the time of grant. The plan also authorizes the Board of Directors to grant options to non-employee directors who are appointed or elected to the Board of Directors at a time other than at the Annual Meeting. These options are subject to the same general terms and conditions as options granted following the annual meeting. During fiscal 2001, options to purchase 2,000 shares at an exercise price of $2.12 were granted to each non-employee director of the Company. Under the plan, each non-employee director is expected to receive options to purchase 2,000 shares of the Company's Common Stock at the close of business on February 19, 2002, the date of the 2002 Annual Meeting of Shareholders. The option price is equal to the fair market value per share of the Common Stock on the date of grant. The shares issuable under the plan have been registered with the SEC.

         On February 7, 1995, the Board of Directors of the Company adopted a non-qualified stock option plan for the benefit of Louis E. Hannen, a director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the Company's Common Stock at the exercise price of $7.875. The options are fully vested and expire February 7, 2005. The shares issuable under the plan are not registered with the SEC.

                              CORPORATE GOVERNANCE

         The Company's Board of Directors held five meetings during fiscal 2001. Frances Johnson attended less that 75% of the meetings of the Board of Directors. The other directors attended at least 75% of the meetings of the Board of Directors and of the committees on which such director served.

         The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to shareholders concerning the Company's financial reporting and internal controls, and facilitates open communication between the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company's system of internal controls and the Company's audit process. The Audit Committee recommends to the Board of Directors each fiscal year the independent auditors who will audit the books and records of the Company for that year. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board of Directors has adopted a written charter for the Audit Committee, which was previously attached as an appendix to the Company's Proxy Statement dated January 26, 2001. The Audit Committee consists of Messrs. Hannen (Chairman), Newsome and Pechota, each of whom is "independent" as defined under the rules of the New York Stock Exchange. The Audit Committee met three times during fiscal 2001. See "Audit Committee Report."

          The Executive Compensation Committee of the Board of Directors makes salary recommendations to the Board of Directors for executive officers and administers the employee stock option program. This committee is comprised of Messrs. Vaughn (Chairman), Rogers and Shields. See "Executive Compensation Committee Report." The Executive Compensation Committee met once during fiscal 2001.

         The Company's Board of Directors does not have a nominating committee. The full Board of Directors performs the functions that a nominating committee might provide. Any shareholder who wishes to recommend a nominee for consideration at any annual or special meeting held for the election of directors must do so in compliance with the procedures set forth in the Company's By-laws.

                             AUDIT COMMITTEE REPORT

         As noted above, management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has reviewed the audited financial statements for the fiscal year ended September 29, 2001 and has met and held discussions with respect to such audited financial statements with management and Arthur Andersen LLP, the Company's independent public accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated statements with management and Arthur Andersen. The Committee and Arthur Andersen have discussed matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent public accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the firm's independence with the Committee.

         Based on the Committee's review of the audited financial statements, discussions with management and Arthur Andersen, and the Committee's review of the representations of management and the written disclosures and report of Arthur Andersen, the Committee recommends that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 29, 2001 filed with the Securities and Exchange Commission.

                                                  AUDIT COMMITTEE
                                                  Louis E. Hannen (Chairman)
                                                  Gary L. Pechota
                                                  Charles B. Newsome

         THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S PRIOR OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT AS OTHERWISE EXPLICITLY SPECIFIED BY THE COMPANY IN ANY SUCH FILING.


                          DISCLOSURE OF AUDITORS' FEES

         Set forth below is certain information relating to the aggregate fees billed by Arthur Andersen LLP for professional services rendered for the fiscal year ended September 29, 2001.

AUDIT FEES

         The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 29, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $130,800.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the fiscal year ending September 29, 2001, there were no professional services rendered by Arthur Andersen relating to financial information systems design and implementation.

ALL OTHER FEES

         The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended September 29, 2001 were $19,740 for tax compliance and advisory services.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming a $100 investment on September 30, 1996 and the reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Index and the Standard & Poor's Manufacturing (Diversified Industrial) Index. The indices are included for comparison purposes only and do not necessarily reflect management's opinion that these indices are appropriate measures of the relative performance of the Company's Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company's Common Stock. The following performance graph shall not be deemed incorporated by reference in any filing made under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG INSTEEL INDUSTRIES, INC., THE S & P 500 INDEX
                AND THE S & P MANUFACTURING (DIVERSIFIED) INDEX


                              [PERFORMANCE GRAPH]


* $100 INVESTED ON 9/30/1996 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBEER 30.

                                              Cumulative Total Return
                                   9/96    9/97    9/98    9/99    9/00    9/01
INSTEEL INDUSTRIES, INC.          100.00  123.44   77.71  149.70   70.52   13.88
S & P 500                         100.00  140.45  153.15  195.74  221.74  162.71
S & P MANUFACTURING (DIVERSIFIED) 100.00  139.20  125.51  196.72  194.48  174.66

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

         In May 1997, the Company sold the assets of its ICS ("Insteel Construction Systems") division to ICS 3-D Panel Works, Inc. ("ICSPW"), a new corporation organized by the division's management group, for a purchase price of $1,160,833, consisting of a 10% promissory note in the amount of $955,305 due May 30, 2002, payable in installments of $10,000 per month for the first year, $15,000 per month for the second year, and $20,000 per month for the third through the fifth years. The promissory note is secured by a deed of trust on the real property. In connection with the sale, the Company entered into a 15-year lease with ICSPW of the Georgia facility previously occupied by the ICS division, which provided for lease payments of $13,661 per month. Howard O. Woltz, Jr., Chairman of the Company, is a principal shareholder and a member of the board of directors of ICSPW. Prior to the sale, the Audit Committee of the Company's Board of Directors reviewed the terms of the proposed transaction, focusing in particular on the participation of Mr. Woltz as an investor in and director of ICSPW. Based upon the continuing operating losses of ICS and the prospective financial benefit to the Company from the sale of the division, the Audit Committee concluded that (1) Mr. Woltz's participation was essential to the transaction and would be beneficial to the Company and (2) approval of the transaction was in the best interests of the Company. Based upon the Audit Committee's recommendation, the Board of Directors approved the transaction. In November 1998, a six-month deferral of both the note and lease payments was granted due to ICSPW's financial condition. In May 1999, the Company determined that deferral of the payments should be continued. The deferred amount includes interest on the deferred portion of the note accruing from the date of issuance and interest on the deferred lease payments accruing at a rate of 10% per year from the original due dates of each lease payment. The deferred amount, which will continue to accrue interest until paid in full, is scheduled to become due at the end of the applicable scheduled payment period. The Company agreed to the extension of the deferral after consideration of a number of factors, including
(1) the deferral of the note and lease payments may benefit the Company by enhancing ICSPW's long-term prospects for discharging its obligations under the note and the lease; (2) the fully secured nature of the obligation; and (3) ICSPW's representations that ICSPW is contemplating a restructuring that would allow payment of the debt in full. As of December 17, 2001, unpaid principal on the promissory note was $895,798. The largest aggregate amount of indebtedness under the promissory note since the beginning of the Company's last fiscal year was $1,130,213.

         Frances H. Johnson, a director, is President, and along with members of her family, owner of Johnson Concrete Company. Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2001, Johnson Concrete purchased materials from the Company valued at $482,839 ($288,144 for fiscal 2000) for use or resale in their normal course of business.

         C. Richard Vaughn, a director, is Chairman of the Board of John S. Clark Company, Inc. ("Clark"), a general building contractor. During the last fiscal year, the Company made certain payments to Clark for miscellaneous consulting and construction projects entered into in the normal course of business. The aggregate amount of such payments to Clark was $219,062.

         Management believes that amounts paid by the Company in connection with the transactions described above are reasonable and no less favorable to the Company than would have been paid pursuant to arms' length transactions with unaffiliated parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has served as the Company's independent public accountants since 1996 and has been approved to serve for fiscal 2002. Management is aware of no direct financial interest or any material indirect financial interest existing between the Company and its accountants.

         The Company's independent public accountants are selected annually by the Board of Directors upon recommendation of the Audit Committee. A representative from Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if it desires to do so and to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

         Copies of the Company's Annual Report on Form 10-K for the year ended September 29, 2001, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Michael C. Gazmarian, Chief Financial Officer and Treasurer, 1373 Boggs Drive, Mount Airy, NC 27030.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

         The Board of Directors hopes that Shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares even though they have sent in their proxies.

                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         Any shareholder desiring to present a proposal to be included in the proxy statement for action at the Company's 2003 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than September 28, 2002. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

         Any shareholder desiring to present a proposal which is not intended to be included in the proxy materials for the Company's 2003 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than October 28, 2002. The Company's Bylaws contain procedures that shareholders must follow in order to present business at an annual meeting of shareholders. A shareholder may obtain a copy of these procedures from the Company's Secretary. If a Shareholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors


                                          Gary D. Kniskern
                                          Secretary

Mount Airy, North Carolina
January 16, 2002

                                                                   Form of Proxy

                                      PROXY
                            INSTEEL INDUSTRIES, INC.
               1373 Boggs Drive - Mount Airy, North Carolina 27030

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                February 19, 2002

         This Proxy is being solicited on behalf of the Board of Directors of the Company.

         The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Howard O. Woltz, Jr. and H. O. Woltz, III, and each of them, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of INSTEEL INDUSTRIES, INC. (the "Company") to be held at the Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 19, 2002, at 10:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE "FOR" EACH DIRECTOR NOMINEE IS RECOMMENDED BY THE BOARD OF DIRECTORS.

(1)      ELECTION OF THREE DIRECTORS

         Nominees: W. Allen Rogers, II; Gary L. Pechota; William J. Shields

         [ ] VOTE FOR all nominees listed (except as marked to the contrary).

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed.
         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

(2) To vote, in the discretion of said agents and proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

  PLEASE SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SEE OTHER SIDE.
                  (continued and to be signed on reverse side)

                           (continued from other side)

THE UNDERSIGNED UNDERSTANDS THAT THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED AND IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE AGENTS APPOINTED HEREIN.


Dated:
      -----------------------------------

- -----------------------------------------

- -----------------------------------------

- -----------------------------------------
SIGNATURES

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.


          [ ] Please mark this box if you plan to attend the meeting.

          [ ] Has your address changed? If so, please provide your new address:

              ---------------------------

              ---------------------------


               IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.